Exhibit 99.1

AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

NETTIME SOLUTIONS, INC.,

a Nevada corporation

Pursuant to the provisions of N.R.S. Section 78.030 et. seq., the undersigned Corporation hereby adopts the following amendment to its Articles of Incorporation (“Articles of Incorporation”):

1.         The name of the Corporation is NETtime Solutions, Inc.

2.         Pursuant to N.R.S. Section 78.030, on February 4, 2008 the Shareholders and Board of  Directors of the Corporation adopted the following amendment to its Articles of Incorporation:

a.               Article 1 is hereby amended by deleting such Article 1 in its entirety and replacing the deleted Article 1 with the following:

1)              Name:  The name of the Corporation is Tempco, Inc.

b.              Except as expressly amended herein, all other provisions of the Article of Incorporation of this Corporation shall remain unchanged and are in full force and effect as originally filed with the Corporation Commission of the State of Nevada.

3.         The number of shares of common stock of the Corporation (“Common Stock”) outstanding and entitled to vote on the foregoing amendment were Fifteen Million Three Hundred Eighty-Two Thousand Four Hundred Four (15,382,404).  Nine Million Nine Hundred Ninety Thousand Six Hundred Fifty One (9,990,651) of such shares of Common Stock voted for the amendment, and Thirty Five Thousand (35,000) voted against the amendment.  The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

4.         The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

IN WITNESS WHEREOF, the undersigned caused this Amendment to Articles of Incorporation to be executed as of the date first written above.

NETTIME SOLUTIONS, INC.,
a Nevada corporation

By:
Name:	Thomas J. Klitzke
Title:	Vice President and Secretary